                                                                  EXHIBIT 10.4.1

                  LIMITED RECOURSE SUBORDINATED PROMISSORY NOTE

$5,000,000                                                    September 23, 1998

        FOR VALUE RECEIVED, Easyriders, Inc., a Delaware corporation ("Maker"), promises to pay to Joseph Teresi ("Payee"), at the place and in the manner specified below, the principal sum of Five Million Dollars ($5,000,000), together with interest on the unpaid principal balance hereof at the rate per annum set forth below.

        SECTION 1. Definitions.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banks are required or authorized to be closed in the State of California.

        "Events of Default" is defined in Section 4 of this Note.

        "Interest Payment Date" is defined in Section 2.2(b) of this Note.

        "Martin Mirror Note" means that certain Promissory Note of John Martin, dated the date hereof, in the original principal amount of $5,000,000, payable to Maker.

        "Newco #1 Pledge Agreement" means the pledge agreement, dated as of the date hereof, between Maker and Payee.

        "Note" means this Limited Recourse Promissory Note, as the same may be amended from time to time.

        "Obligations" means all of Maker's liabilities, obligations and indebtedness to Payee under this Note (including, without limitation, Maker's obligation to make payments of principal and interest to Payee hereunder), whether now existing or hereafter arising.

        "Payment Default" is defined in Section 4 of this Note.

        "Person" means any person or entity (including, without limitation, a corporation, limited liability corporation, partnership, trust or joint venture).

        "Pledged Assets" shall mean the Martin Mirror Note, all principal and interest paid or distributed and other property which Maker is or may be entitled to receive in respect of or in exchange for the Martin Mirror Note and the proceeds, increase and products of any of the foregoing.

        "Rate" is defined in Section 2.2 of this Note.

        "Stock Contribution and Sale Agreement" means the Stock Contribution and Sale Agreement dated June 30, 1998, by and among Maker, Payee, Newriders, Inc., Easyriders Sub II, Inc. and the Paisano Companies (as defined therein), as amended from time to time.

        Unless otherwise defined herein, terms used in the Stock Contribution and Sale Agreement shall have the same meanings when used in this Note.

        SECTION 2. Terms.

        SECTION 2.1 Repayment of Principal. The principal balance of this Note shall be payable by Maker in lawful money of the United States of America and in immediately payable funds on September 23, 2003, unless the date for payment of the Martin Mirror Note is extended, in which case, the date for payment of the principal balance of this Note shall be similarly extended (as such date may be so extended, the "Maturity Date").

        SECTION 2.2 Interest; Payments.

               (a) Maker shall pay interest on the unpaid principal amount of this Note at a rate per annum as follows (the "Rate"):

                      (i) From the date hereof until September 23, 1999, the Rate shall be six percent (6%);

                      (ii) From September 23, 1999 until September 23, 2000, the Rate shall be seven percent (7%);

                      (iii) From September 23, 2000 until September 23, 2001, the Rate shall be eight percent (8%);

                      (iv) From September 23, 2001 until September 23, 2002, the Rate shall be nine percent (9%); and

                      (v) From September 23, 2002 until such time as the principal balance of this Note shall be paid, the Rate shall be ten percent (10%).

        (b) Accrued interest on the outstanding principal amount of this Note shall be paid in arrears on the 23rd day of each September, December, March and June, commencing with the first such date to occur after the date hereof and at maturity (each an "Interest Payment Date"), until the Obligations are paid in full, except that Maker shall have the right to defer up to one-half of the interest payable on any Interest Payment Date during the first two years of this
Note if and to the extent that the analogous right is exercised by John Martin under the Martin Mirror Note. The amount of interest deferred pursuant to this Section will be added to the principal balance of this Note on the Interest Payment Date as of which it is deferred. If the Maturity Date is extended pursuant to Section 2.1 hereof, then Maker shall pay to Payee on the date such extension period commences, an amount of principal equal to the amount of deferred interest which was added to the principal balance of this Note in accordance with the immediately preceding sentence. Interest hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed. If any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. Both principal and interest hereunder are payable to Payee by wire transfer to such account as Payee may, from time to time, designate to Maker in writing. If the maker under the Martin Mirror Note makes a payment thereunder, Maker shall immediately make (or if the payment under the Martin Mirror Note is paid directly to Payee, Maker shall be deemed to have made) an identical payment under this Note.

        (c) Notwithstanding anything to the contrary contained herein, Maker may elect to prepay the outstanding principal amount of this Note at any time either in whole or in part, without penalty. Any such prepayment shall be accompanied by the amount of accrued interest on the amount prepaid. Maker shall deliver written notice of such prepayment to Payee at least ten (10) days prior to prepayment. Each notice of prepayment delivered pursuant to this subsection (c) shall set forth the amount of such prepayment and the proposed date of such prepayment. If the Maker under the Martin Mirror Note makes a prepayment thereunder, Maker shall immediately make (or if the prepayment under the Martin Mirror Note is paid directly to Payee, Maker shall be deemed to have made) an identical prepayment under this Note. Upon payment in full of this Note, Payee shall surrender this Note to Maker for cancellation. Upon prepayment in part of principal, Payee shall make a notation of such prepayment on the Schedule of Payments attached as Exhibit A hereto and deliver a copy of such schedule to Maker. The aggregate unpaid principal amount set forth on such schedule shall be rebuttably presumptive evidence of the principal amount owing and unpaid hereunder, but the failure to record any such amount on such schedule shall not limit or otherwise affect the obligation of the Maker hereunder to make payments on this Note when due. All payments to be made by the Maker under this Note shall be made only from the income and the proceeds from the Pledged Assets and only to the extent that the Maker or the Payee shall have received sufficient income or proceeds from the Pledged Assets to make such payments. The Payee, by its acceptance hereof, agrees that all income or proceeds of the Pledged Assets shall be applied to the payment of the Obligations.

        SECTION 3. Non-Recourse; Security Interest

        SECTION 3.1 Non-Recourse. Anything in this Note or any other agreement to the contrary notwithstanding, the Obligations shall be non-recourse to the Maker and neither the Payee nor its successors or assigns shall have any claim, remedy or right to proceed (at law or in equity) against the Maker for the payment of any deficiency or any other sum owing on account of the Obligations; and the Payee by acceptance of this Note waives and releases any personal liability of the Maker for and on account of the Obligations and agrees to look solely to the Pledged Assets for the payment and performance of the Obligations.

        SECTION 3.2 Security Interest. Payment of all amounts due to Payee hereunder shall be secured by a security interest in the Pledged Assets, upon the terms and conditions specified in the Newco #1 Pledge Agreement.

        SECTION 4. Events of Default; Acceleration. If any of the following events ("Events of Default") shall occur:

               (a) Maker shall fail to make any payment of interest on this Note when the same shall become due and payable, and such failure shall continue for a period of five (5) days after written notice thereof has been given to Maker by Payee (a "Payment Default"); provided, however, that Maker shall have the right to cure any such Payment Default for an additional period of twenty-five
(25) days on two occasions during the term of this Note;

               (b) Maker shall fail to pay the principal amount of this Note on the Maturity Date;

               (c) Maker makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of Maker or of any substantial part of the assets of Maker or commences any case or other proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against Maker and Maker indicates its approval thereof, consent thereto or acquiescence therein; or

               (d) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Maker bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Maker in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive.

then Payee may by notice in writing to Maker declare all amounts owing with respect to this Note to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Maker.

        Payee's failure at any time or times hereafter to require strict performance by Maker of any of the terms, conditions and provisions contained in this Note shall not waive, affect or diminish any right of Payee at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived or modified by any act or knowledge of Payee, its agents, officers or employees, unless such waiver or modification is contained in an instrument in writing signed by an officer of Payee and directed to Maker specifying such waiver or modification. No waiver by Payee of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other rights or remedy.

        If any Event of Default occurs, Maker shall pay on demand all reasonable out-of-pocket expenses incurred or sustained by Payee in connection with the enforcement or protection of the rights of Payee under this Note, including costs of collection and the fees and disbursements of counsel.

        SECTION 5. Miscellaneous.

               (a) This Note may not be assigned by Maker or Payee without the express written consent of the other party.

               (b) This Note may not be amended except by a writing signed by Maker and Payee, provided, however, that no amendment shall be effective without the written consent of the maker under the Martin Mirror Note. If the Martin Mirror Note is amended, and such amendment is agreed to in writing by Payee, this Note shall simultaneously be automatically amended, mutatis mutandis, such that it remains substantially identical to the Martin Mirror Note.

               (c) Whenever in this Note there is reference made to either Payee or Maker, such reference shall be deemed to include a reference to the successors and permitted assigns of such party and the provisions of this Note shall be binding upon and inure to the benefit of said successors and permitted assigns.

               (d) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two (2) days after the date of deposit in the United States mails as follows:

                      To Maker:

                      Easyriders, Inc.
                      567 San Nicolas Drive, Suite 400
                      Newport Beach, California 92660
                      Attention:    Bill Prather
                      Fax No.:      (714) 719-4999


                      To Payee:

                      Joseph Teresi

                      2400 Laguna Drive
                      Fort Lauderdale, FL 33316
                      Fax No.:      (954) 462-0223

        Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

               (e) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA (THE "CALIFORNIA COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE (AND AGREE NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE CALIFORNIA COURTS AND AGREE NOT TO PLEAD OR CLAIM IN ANY CALIFORNIA COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (f) The Section and subsection titles contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

               (g) The invalidity or unenforceability of any provision of this
Note in any jurisdiction shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of this Note, including that provision, in any other jurisdiction. If any restriction or provision of this Note is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

               (h) Nothing in this Note is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Note or any provision contained herein.

               (i) Upon receipt by Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, Maker will make and deliver a new Note of like tenor in lieu of this Note against receipt of Payee's undertaking to indemnify Maker against and hold it harmless from all reasonable costs arising as a result of its making and delivery of the new Note.

        This Note has been executed and delivered at Los Angeles, California, on the date first above written.

                                      EASYRIDERS, INC.

                                  By: /s/ William E. Prather
                                     -------------------------------------------
                                     Name:   William E. Prather
                                     Title:  President and Chief Executive
                                             Officer